EXHIBIT 99.1

Jupiter Telecommunications Co., Ltd .

(Translation from Japanese disclosure to JASDAQ)

April 30, 2008

[U.S. GAAP]

Consolidated Quarterly Financial Results Release

For the Three Months Ended March 31, 2008

Jupiter Telecommunications Co., Ltd. (Consolidated)

Company code number: 4817 (URL http://www.jcom.co.jp/)

Shares traded: JASDAQ

Executive position of legal representative: Tomoyuki Moriizumi, Chief Executive Officer

Please address all communications to:

Koji Kobayashi, IR Department	Phone: +81-3-6765-8157 E-Mail: KobayashiKo@jupiter.jcom.co.jp

1. Consolidated operating results (From January 1, 2008 to March 31, 2008)

(1) Consolidated financial results

	(In millions of yen, with fractional amounts rounded)
	Revenue		Operating income		Income before income taxes
_	(Millions of yen)%		(Millions of yen)%		(Millions of yen)%
Three months ended March 31, 2008	71,492	12.3	13,386	29.9	12,007	32.4
Three months ended March 31, 2007	63,672	24.6	10,307	34.9	9,070	29.1

Year ended December 31, 2007	264,508	19.2	42,816	35.6	37,506	36.4

	Net income		Net income per share		Net income per share (diluted)
	(Millions of yen)%		(Yen)		(Yen)
Three months ended March 31, 2008	6,661	21.4	972.57		970.94
Three months ended March 31, 2007	5,488	25.6	858.95		855.00

Year ended December 31, 2007	23,992	2.0	3,650.27		3,638.93

(Notes) The percentages next to revenue, operating income, income before income taxes and net income represent year-on-year changes.

(2) Consolidated financial position

	Total assets	Shareholders’ equity	Equity capital ratio to total assets	Shareholders' equity per share
	(Millions of yen)	(Millions of yen)%		(Yen)
March 31, 2008	681,320	336,683	49.4	49,132.04
March 31, 2007	627,550	284,168	45.3	44,381.72

December 31, 2007	680,416	330,009	48.5	48,195.11

(3) Consolidated cash flow statement

	Cash flows from operating activities	Cash flows from investing activities	Cash flows from financing activities	Balance of cash & cash equivalents
	(Millions of yen)	(Millions of yen)	(Millions of yen)	(Millions of yen)
Three months ended March 31, 2008	18,000	(10,769)	(8,726)	21,395
Three months ended March 31, 2007	21,762	(10,721)	(6,425)	25,102

Year ended December 31, 2007	95,226	(52,728)	(40,094)	22,890

Jupiter Telecommunications Co., Ltd .

2. Dividend information

	Dividend per share (Yen)
	Interim	Year- end	Annual cash dividend
December 31, 2007	—	—	¥0.00
December 31, 2008			¥750
December 31, 2008 (forecasts)	¥500	¥250

(Notes) Projected interim dividend amount per share (¥500) includes ¥250 as a special dividend.

3. Consolidated forecasts for December 2008 term (from January 1, 2008 to December 31, 2008)

The performance of the J:COM Group is generally in accordance with its forecasts. Accordingly, there are no changes to the consolidated forecasts for the fiscal year ending December 31, 2008, which were released on January 30, 2008.

4. Other information

(1) Change of material subsidiaries : None

(2) Adoption of any simplified accounting method : None

(3) Change of accounting policy : None

    (Cautionary note regarding future-related information)

The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis.

Jupiter Telecommunications Co., Ltd .

1. Qualitative information regarding consolidated business results

In response to stagnant growth in the multiple pay channel television market, Jupiter Telecommunications Co., Ltd.’ s consolidated group (the J:COM Group or the Company) has marked 2008 as a year for reshaping its growth strategy in cable television services. Accordingly, the J:COM Group has pushed forward with its content strategy and its Volume plus Value growth strategy in the quarter ended March 31, 2008.

In pursuit of its content strategy, the J:COM Group launched the newly established Channel Ginga in April. To strengthen the channel line-up, the J:COM Group also introduced new channels on its J:COM TV Digital service including the suspense and mystery drama channel FOX CRIME in March and NBC Universal’s SCI FI Channel in April.

To diversify its sales channels, the J:COM Group continues to focus on the development of its multi-tier marketing channels. It increased the number of J:COM Shops by 13 to a total of 29 for the first three months ended March 31, 2008. These small shops are in locations in high foot traffic areas, such as train stations and supermarkets, and give potential customers the opportunity to familiarize themselves with the J:COM services first-hand. These shops not only promote new subscribers, but also serve as a contact point for existing subscribers.

In addition to the measures described above, the J:COM Group is also expanding the geographic availability of its 160Mbps super high-speed Internet access services, which is intended to compete with fiber-to-the-home services and increase customer satisfaction with its existing customers.

The J:COM Group continues to seek acquisitions and equity alliances with other cable television companies, as evidenced by the acquisition of a controlling interest in Kyoto Cable Communications Co., Ltd., which became a consolidated subsidiary at the end of January 2008. Additionally, at the end of February, its consolidated subsidiary Cablenet Kobe Ashiya Co., Ltd., acquired the cable television business of the Kobe City Development & Management Foundation. These measures further expanded J:COM’s coverage area, specifically in the Kansai region.

As a result of the measures outlined above, the total number of subscribing households (the number of households that subscribe to one or more services) of consolidated managed system operators as of March 31, 2008 rose to 2,714,700 households, an increase of 182,100 households (7%) from March 31, 2007. By type of service, cable television subscribers grew by 110,600 households (5%) from March 31, 2007 to 2,224,300 households as of March 31, 2008. Of this total, the number of J:COM TV Digital subscribers rose by 397,800 households (34%) to 1,563,500 households as of March 31, 2008, accounting for 70% of all cable television subscribers. The number of high-speed Internet access and telephony services subscribers increased by 119,800 households (11%) and 193,100 households (17%), respectively as compared to March 31, 2007, rising to 1,242,200 households and 1,356,000 households, respectively as of March 31, 2008. The number of services offered per subscribing household (bundle ratio) improved to 1.78 as of March 31, 2008 as compared to 1.74 at March 31, 2007.

The average monthly revenue per subscribing household (ARPU) increased from ¥7,638 for the three months ended March 31, 2007 to ¥7,733 for the three months ended March 31, 2008.

In the following discussion, we quantify the impact of acquisitions on our results of operations. Included as acquisitions are (i) the July 2007 acquisition of Jupiter Visual Communications Co., Ltd., (ii) the September 2007 merger with Jupiter TV Co., Ltd. and (iii) the January 2008 acquisition of Kyoto Cable Communications Co., Ltd.

Revenue

Total revenue increased by ¥7,820 million, or 12% from ¥63,672 million for the three months ended March 31, 2007 to ¥71,492 million for the three months ended March 31, 2008. This increase includes ¥3,305 million that is attributable to the aggregate impact of acquisitions. Excluding the effects of these acquisitions, total revenue increased by ¥4,515 million, or 7%.

Jupiter Telecommunications Co., Ltd .

Subscription fees increased by ¥4,787 million, or 9%, from ¥55,702 million for the three months ended March 31, 2007 to ¥60,489 million for the three months ended March 31, 2008. This increase includes ¥328 million that is attributable to the aggregate impact of acquisitions. Excluding the impact of acquisitions, subscription fees increased by ¥4,459 million, or 8%.

Cable television subscription fees increased by ¥2,354 million, or 8%, from ¥30,025 million for the three months ended March 31, 2007 to ¥32,379 million for the three months ended March 31, 2008. The increase in cable television subscription revenue includes a 7% organic increase in subscription fees that is attributable to an increase in the average number of digital cable subscribers, for which we charge a higher fee compared to our analog cable service, and the associated increase in ARPU. As of March 31, 2008, 70% of cable television subscribers were receiving our digital service, compared to 55% as of March 31, 2007.

High-speed Internet subscription fees increased by ¥1,416 million, or 9% from ¥16,135 million for the three months ended March 31, 2007 to ¥17,551 million for the three months ended March 31, 2008. The increase in high-speed Internet subscription revenue includes an 8% organic increase in subscription fees that is attributable to the net effect of (i) an increase in the average number of high-speed Internet subscribers, and (ii) lower ARPU due to product bundling discounts.

Telephony subscription fees increased by ¥1,017 million, or 11%, from ¥9,542 million for the three months ended March 31, 2007 to ¥10,559 million for the three months ended March 31, 2008. The increase in telephony subscription revenue includes an 11% organic increase in subscription fees that is attributable to (i) an increase in the average number of telephony subscribers and (ii) lower ARPU due to a decrease in call volumes.

Other revenue increased by ¥3,033 million, or 38%, from ¥7,970 million for the three months ended March 31, 2007 to ¥11,003 million for the three months ended March 31, 2008. This increase includes ¥ 2,977 million that is attributable to the aggregate impact of acquisitions. The acquisition impact is mainly attributable to the merger with Jupiter TV Co., Ltd.

Operating Costs and Expenses

Operating and programming costs increased by ¥1,713 million, or 7%, from ¥25,764 million for the three months ended March 31, 2007 to ¥27,477 million for the three months ended March 31, 2008. This increase includes ¥1,246 million that is attributable to the aggregate impact of acquisitions. The remaining increase is due primarily to cost directly related to growth of our subscriber base.

Selling, general and administrative expenses increased by ¥1,905 million, or 16%, from ¥12,269 million for the three months ended March 31, 2007 to ¥14,174 million for the three months ended March 31, 2008. This increase includes ¥1,292 million that is attributable to the aggregate impact of acquisitions. The remaining increase is primarily attributable to increases in personnel costs.

Depreciation and amortization expenses increased by ¥1,123 million, or 7%, from ¥15,332 million for the three months ended March 31, 2007 to ¥16,455 million for the three months ended March 31, 2008. This increase is attributable to the aggregate impact of acquisitions and additions to fixed assets related to the installation of services to new customers.

Operating income, as a result of the above items, increased by ¥3,079 million, or 30% from ¥10,307 million for the three months ended March 31, 2007 to ¥13,386 million for the three months ended March 31, 2008.

Interest expense, net decreased by ¥8 million, or 1%, from ¥1,049 million for the three months ended March 31, 2007 to ¥1,041 million for the three months ended March 31, 2008.

Income before income taxes increased by ¥2,937 million, or 32% from ¥9,070 million for the three months ended March 31, 2007 to ¥12,007 million for the three months ended March 31, 2008.

Net income increased by ¥1,173 million, or 21%, from ¥5,488 million for the three months ended March 31, 2007 to ¥6,661 million for the three months ended March 31, 2008 for the reasons set forth above.

Jupiter Telecommunications Co., Ltd .

2. Financial position

Asset, Liability and Stockholders’ equity

Total assets increased by ¥904 million, from ¥680,416 million as of December 31, 2007 to ¥681,320 million as of March 31, 2008. The increase is primarily due to acquisitions made in the first quarter.

Total liabilities decreased by ¥6,537 million, from ¥345,008 million as of December 31, 2007 to ¥338,471 million as of March 31, 2008. The decrease is primarily due to a decrease in accounts payable, income tax payable and long-term debt.

Stockholders’ equity increased by ¥6,674 million, from ¥330,009 million as of December 31, 2007 to ¥336,683 million as of March 31, 2008. The increase is primarily due to net income for the three months ended March 31, 2008.

Cash flows

For the three months ended March 31, 2008, the net cash provided by our operating activities of ¥18,000 million, and existing cash and cash equivalent was used to fund net cash used in our investing and financing activities of ¥10,769 million and ¥8,726 million, respectively.

Cash Provided by Operating Activities. Net cash flows provided by operating activities decreased ¥3,762 million, or 17% from ¥21,762 million for the three months ended March 31, 2007 to ¥18,000 million for the three months ended March 31, 2008. The decrease is primarily attributable to (i) an increase in cash used for our operating and SG&A expenses, (ii) an increase in cash paid for income taxes and (iii) an increase in cash used as a result of changes in our working capital accounts. These decrease were partially offset by an increase in our revenue for the three months ended March 31, 2008.

Cash Used in Investing Activities. Net cash used in investing activities remained relatively consistent and increased ¥48 million from ¥10,721 million for the three months ended March 31, 2007 to ¥10,769 million for the three months ended March 31, 2008. The net cash used for the three month ended March 31, 2008 primarily consisted of ¥2,818 million for our acquisition of new subsidiary and business operations and ¥7,857 million for capital expenditures.

Cash Used in Financing Activities. Net cash used in financing activities increased ¥2,301 million, or 36% from ¥6,425 million for the three months ended March 31, 2007 to ¥8,726 million for the three months ended March 31, 2008. The increase is primarily attributable to (i) a ¥1,245 million increase in net principal repayments of debt and capital lease obligations and (ii) a ¥1,267 million decrease in proceeds received from the issuance of our common stock.

3. Others

(1)	Changes in significant consolidated subsidiaries

None

(2)	Adoption of simplified accounting method

None

(3)	Change in accounting principles and procedures

None

Jupiter Telecommunications Co., Ltd .

4. Consolidated Financial Statements

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	(YEN IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)
	Three months ended March 31, 2008	Three months ended March 31, 2007	Change		Year ended Dec. 31, 2007
Account	Amount	Amount	Amount	(%)	Amount
Revenue:
Subscription fees	60,489	55,702	4,787	8.6	230,061
Other	11,003	7,970	3,033	38.1	34,447

	71,492	63,672	7,820	12.3	264,508

Operating costs and expenses
Operating and programming costs	(27,477)	(25,764)	(1,713)	(6.6)	(104,748)
Selling, general and administrative	(14,174)	(12,269)	(1,905)	(15.5)	(52,722)
Depreciation and amortization	(16,455)	(15,332)	(1,123)	(7.3)	(64,222)

	(58,106)	(53,365)	(4,741)	(8.9)	(221,692)

Operating income	13,386	10,307	3,079	29.9	42,816
Other income (expenses) :
Interest expense, net:
Related parties	(357)	(322)	(35)	(10.7)	(1,332)
Other	(684)	(727)	43	5.8	(2,944)
Equity in earnings of affiliates	222	43	179	409.1	291
Other income, net	(32)	224	(256)	—	558

Income before income taxes and other items	12,535	9,525	3,010	31.6	39,389
Minority interest in net income of consolidated subsidiaries	(528)	(455)	(73)	(16.1)	(1, 883)

Income before income taxes	12,007	9,070	2,937	32.4	37,506
Income tax expense	(5,346)	(3,582)	(1,764)	(49.2)	(13,514)

Net income	6,661	5,488	1,173	21.4	23,992

Per Share data
Net income per share – basic	972.57	858.95	113.62	13.2	3,650.27
Net income per share – diluted	970.94	855.00	115.94	13.6	3,638.93
Weighted average number of ordinary shares outstanding – basic	6,848,764	6,389,166	459,598	7.2	6,572,638
Weighted average number of ordinary shares outstanding – diluted	6,860,312	6,418,690	441,622	6.9	6,593,130

(Note) Percentages are calculated based on amounts before rounded in Change column.

Jupiter Telecommunications Co., Ltd .

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(YEN IN MILLIONS)
	March 31, 2008	December 31, 2007	Change
Account	Amount	Amount	Amount
Current assets:
Cash and cash equivalents	21,395	22,890	(1,495)
Accounts receivable	13,527	13,198	329
Allowance for doubtful accounts	(378)	(356)	(22)
Deferred tax asset - current	11,353	11,738	(385)
Prepaid expenses and other current assets	5,063	5,164	(101)

Total current assets	50,960	52,634	(1,674)

Investments:
Investments in affiliates	15,094	19,502	(4,408)
Investments in other securities, at cost	2,141	2,139	2

Total investments	17,235	21,641	(4,406)

Property and equipment, at cost:
Land	2,923	2,789	134
Distribution system and equipment	539,454	523,599	15,855
Support equipment and buildings	39,710	39,148	562

	582,087	565,536	16,551

Less accumulated depreciation	(241,844)	(228,341)	(13,503)

Total property and equipment, at cost	340,243	337,195	3,048

Other assets:
Goodwill	226,011	221,493	4,518
Identifiable intangible asset , net	33,687	32,862	825
Deferred tax asset – non current	2,533	4,423	(1,890)
Other	10,651	10,168	483

Total other assets	272,882	268,946	3,936

Total assets	681,320	680,416	904

Jupiter Telecommunications Co., Ltd .

	(YEN IN MILLIONS)
	March 31, 2008	December 31, 2007	Change
Account	Amount	Amount	Amount
Current liabilities:
Short-term loans	2,575	2,625	(50)
Long-term debt–current portion	21,324	21,308	16
Capital lease obligations–current portion
Related parties	12,105	11,671	434
Other	3,046	2,947	99
Accounts payable	20,342	24,279	(3,937)
Income taxes payable	2,969	7,082	(4,113)
Deposit from related parties	3,573	3,536	37
Deferred revenue – current portion	6,038	6,088	(50)
Accrued expenses and other liabilities	8,177	6,236	1,941

Total current liabilities	80,149	85,772	(5,623)

Long-term debt, less current portion	138,365	143,219	(4,854)
Capital lease obligations, less current portion:
Related parties	34,954	34,335	619
Other	6,751	6,911	(160)
Deferred revenue	57,985	54,708	3,277
Redeemable preferred stock of consolidated subsidiary	500	500	—
Deferred tax liability – non current	10,334	12,643	(2,309)
Other liabilities	9,433	6,920	2,513

Total liabilities	338,471	345,008	(6,537)

Minority interests	6,166	5,399	767

Shareholders’ equity:
Ordinary shares no par value	116,944	116,734	210
Additional paid-in capital	231,725	231,493	232
Accumulated deficit	(3,418)	(10,079)	6,661
Treasury stock	(7,520)	(7,520)	—
Accumulated other comprehensive income	(1,048)	(619)	(429)

Total shareholders’ equity	336,683	330,009	6,674

Total liabilities, minority interests and shareholders’ equity	681,320	680,416	904

Jupiter Telecommunications Co., Ltd .

JUPITER TELECOMMUNICATIONS CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	(YEN IN MILLIONS)
	Three months ended March 31, 2008	Three months ended March 31, 2007	Year ended December 31, 2007
Classification	Amount	Amount	Amount
Cash flows from operating activities:
Net income	6,661	5,488	23,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,455	15,332	64,222
Equity in earnings of affiliates	(222)	(43)	(291)
Minority interest in net income of consolidated subsidiaries	528	455	1,883
Stock compensation expenses	16	45	140
Deferred income taxes	1,117	742	1,657
Changes in operating assets and liabilities, excluding effects of business combinations:
(Increase)/decrease in accounts receivable, net	18	(198)	2,477
Decrease in prepaid expenses and other current assets	219	352	214
Increase in other assets	(670)	(558)	(2,478)
Increase/(decrease) in accounts payable	(5,446)	(3,346)	412
Increase/(decrease) in accrued expenses and other liabilities	(715)	3,569	2,834
Increase/(decrease) in deferred revenue	39	(76)	164

Net cash provided by operating activities	18,000	21,762	95,226

Cash flows from investing activities:
Capital expenditures	(7,857)	(10,689)	(46,348)
Acquisitions of new subsidiaries, net of cash acquired	(1,108)	—	634
Acquisition of business operation	(1,710)	—	—
Investments in and advances to affiliates	(19)	—	(1,138)
Loan to related party	—	—	(5,166)
Principle received from related party	—	—	1,350
Acquisition of minority interests in consolidated subsidiaries	(75)	(19)	(2,543)
Other investing activities	0	(13)	483

Net cash used in investing activities	(10,769)	(10,721)	(52,728)

Cash flows from financing activities:
Proceeds from issuance of common stock	426	1,693	2,973
Purchase of treasury stock	—	—	(7,520)
Change in short-term loans	(50)	(100)	335
Proceeds from long-term debt	284	253	613
Principal payments of long-term debt	(5,532)	(4,243)	(25,699)
Principal payments under capital lease obligations	(4,065)	(4,028)	(15,689)
Other financing activities	211	—	4,893

Net cash used in financing activities	(8,726)	(6,425)	(40,094)

Net increase/(decrease) in cash and cash equivalents	(1,495)	4,616	2,404

Cash and cash equivalents at beginning of year	22,890	20,486	20,486

Cash and cash equivalents at end of term	21,395	25,102	22,890

Jupiter Telecommunications Co., Ltd .

Segment Information

(1)	Operating segments

The J:COM Group has determined it has one reportable segment “Broadband services”. Therefore, information on operating segments is omitted in this section.

(2)	Segment information by region

Because the J:COM Group does not have any overseas subsidiaries or branches, this section is not applicable.

J:COM

Highlights of 2008 Q1 (1/2)

April 30, 2008

Jupiter Telecommunications Co., Ltd.

Unit: Yen in 100 million (rounding in 10 million yen)

P/L	3 months ended March 31, 2008	3 months ended March 31, 2007	Change Amount	Change %	Forecast for the year ending Dec. 31, 2008	Progress (%)	Explanation of changes
Revenue :							
Subscription fee	605	557	48	9%			Subscription fee breakdown: Cable TV 324(+24, or +8%), HS Internet 176(+14, or +9%), Telephony 106(+10, or +11%). Effect of acquisitions (+3)
Other	110	80	30	38%			Effect of acquisitions (+30)
Total	715	637	78	12%	2,950	24%	Effect of acquisitions (+33)
Operating costs and expenses:							
Operating & programming costs	275	258	17	7%			In line with increase in programming costs and tel facility usage costs. Effect of acquisitions (+12)
Selling, general & administrative	142	123	19	16%			Increase due to effect of acquisitions (+13), and higher labor and employee related costs.
Depreciation & amortization	165	153	11	7%			Increase in fixed assets related to the installation of services to new customers. Effect of acquisitions (+2)
Operating income	134	103	31	30%	500	27%	
Other income (expense):							
Interest expense, net	10	10	(0)	(1%)			
Equity in earnings of affiliates	2	0	2	409%			
Other income, net	(0)	2	(3)	—			
Income before taxes, minority	125	95	30	32%			
Minority interest in net income	5	5	1	16%			
Income before income taxes	120	91	29	32%	450	27%	
Income taxes	53	36	18	49%			
Net income	67	55	12	21%	270	25%	
OCF *1	299	257	42	16%			
Margin	41.8%	40.3%	1.4%				

(Note) Acquisitions include Jupiter Visual Communications, Jupiter TV, and Kyoto Cable Communications.

*1 : OCF (Operating Cash Flow) : Revenue less Operating & programming costs less Selling, general & administrative expenses (exclusive of stock compensation, depreciation, and amortization)

Assets and Liabilities	As of March 31, 2008	As of Dec. 31, 2007	Change
Total Assets	6,813	6,804	9
Equity	3,367	3,300	67
Equity capital ratio to total assets	49%	49%	1%
Debt (including capital lease obligations)	2,191	2,230	(39)
Net Debt	1,977	2,001	(24)
D/E Ratio (Net)	0.59	0.61	(0.02)

Capital Expenditure	3 months ended March 31, 2008	3 months ended March 31, 2007	Change Amount	Change %
Capital expenditures	79	107	(28)	(26%)
Capital lease expenditure	41	46	(5)	(12%)
Total	119	153	(34)	(22%)

Cash Flows	3 months ended March 31, 2008	3 months ended March 31, 2007	Explanation
Cash provided by operating activities	180	218	Net income(+67), depreciation and amortization expense(+165), decrease in AP(-54)
Cash used in investing activities	(108)	(107)	Capital expenditure(79) and acquisition expenditure(28)
Free Cash Flow	61	65	(Cash provided by operating activities 180) - (Capital expenditure incl. Capital Lease 119)
Cash used in financing activities	(87)	(64)	Net decrease in debt and principal payment of capital lease (94)
Increase/(decrease) in cash	(15)	46	

(Note) Amount and percentages are calculated based on financial statements in Change column.

(Cautionary note regarding future-related information)
The forecasts contained in this report have been prepared on the basis of information that is currently available. Because such estimates are inherently very uncertain, actual results may differ from the forecasts. The Company does not guarantee that it will achieve these estimated results and advises readers to refrain from depending solely on these forecasts. Readers should also note that the Company is under no obligation to revise this information on a regular basis.

J:COM

Highlights of 2008 Q1 (2/2)

April 30, 2008

J:COM Group	As of March 31, 2008	As of Dec. 31, 2007	Change		Explanation of changes
Consolidated subsidiaries					
CATV company	19	20	(1)	(a)	Three subsidiaries (J:COM Kansai, Cable West and Hokusetsu Cable Net) merged to create J:COM West.(-2) Kyoto Cable Communications became subsidiary.(+1)
Others	12	12	0		
Total	31	32	(1)	(1)	
Equity-method affiliates					
CATV company	2	3	(1)	(b)	Kyoto Cable Communications became subsidiary.(-1)
Others	8	8	0		
Total	10	11	(1)	(2)	
Group total (1) + (2)	41	43	(2)		
CATV company Total (a) + (b)	21	23	(2)		

Consolidated systems

Operational Data	As of March 31, 2008	As of March 31, 2007	Change
RGUs			
CATV	2,224,300	2,113,700	110,600
of which digital service	1,563,500	1,165,700	397,800
HS Internet access	1,242,200	1,122,400	119,800
Telephony	1,356,000	1,162,900	193,100
Total	4,822,500	4,399,000	423,500
Customers connected	2,714,700	2,532,600	182,100
Homes passed	9,874,200	9,248,500	625,700
Average number of RGUs per customer	1.78	1.74	0.04
Rate of customers taking 3 services *2	25.1%	–	–
ARPU *3 (Average revenue per customer per month)	¥7,733 *4	¥7,638 *5	¥95
Monthly churn rate *6			
CATV	1.1%	1.2%	(0.1%)
HS Internet access	1.5%	1.6%	(0.1%)
Telephony	0.8%	0.8%	0.0%

【Reference】

Kyoto Cable Communications *7

RGUs	As of March 31, 2008
CATV	20,300
of which digital service	12,000
HS Internet access	9,900
Total	30,200
Customers connected	25,400
Homes passed	303,000

Kobe Cablevision *7

RGUs	As of March 31, 2008
CATV	7,400
of which digital service	0
HS Internet access	1,700
Total	9,100
Customers connected	7,400
Homes passed	60,300

【Reference】

Total of managed systems

Operational Data	As of March 31, 2008	As of March 31, 2007	Change
RGUs			
CATV	2,310,200	2,199,700	110,500
of which digital service	1,619,000	1,206,800	412,200
HS Internet access	1,285,000	1,162,900	122,100
Telephony	1,414,900	1,217,700	197,200
Total	5,010,100	4,580,300	429,800
Customers connected	2,827,500	2,642,200	185,300
Homes passed	10,412,700	9,781,800	630,900
Average number of RGUs per customer	1.77	1.73	0.04
Rate of customers taking 3 services *2	24.9%	–	–
ARPU *3 (Average revenue per customer per month)	¥7,715 *4	¥7,626 *5	¥89
Monthly churn rate *6			
CATV	1.1%	1.2%	(0.1%)
HS Internet access	1.5%	1.6%	(0.1%)
Telephony	0.8%	0.8%	0.0%

*2: Because data as of March 31, 2007 are not able to be calculated in the same method as those as of March 31, 2008, rate of customers taking 3 services as of March 31, 2007 are left out.

*3: ARPU per customer connected is calculated as follows: average total revenue of our consolidated franchises (excluding installation, poor reception, and other revenues) for the period, divided by the weighted-average number of connected customers during the period.

*4: Monthly average for January - March, 2008

*5: Monthly average for January - March, 2007

*6: Churn Rate = number of disconnects from a service for the period / the monthly weighted average number of subscribers / 3

*7: A managed system or operations that became part of J:COM's consolidated group. Subscriber numbers of the newly consolidated system and operations are included in Operational Data for "Consolidated systems" and "Total of managed systems." These numbers are subject to change once they are unified under J:COM's calculation method. Kobe Cablevision has been merged with Cablenet Kobe-Ashiya Co., Ltd.